Exhibit 10.63

AMENDMENT NO. 6

TO THE

ENBREL® SUPPLY AGREEMENT

This Amendment No. 6 (“Amendment No. 6”) is made this 27th day of November, 2007 (the “Amendment No. 6 Effective Date”) by and among IMMUNEX CORPORATION, a corporation of the State of Washington, having its principal place of business at One Amgen Center Drive, Thousand Oaks, California, 91320, U.S.A., together with its Affiliates (“Immunex”), WYETH (formerly known as American Home Products Corporation), a corporation of the State of Delaware having its corporate headquarters at Five Giralda Farms, Madison, New Jersey 07940, U.S.A. and acting through its Wyeth Pharmaceuticals Division (“Wyeth”), and BOEHRINGER INGELHEIM PHARMA GMBH & CO. KG, (formerly doing business as “Boehringer Ingelheim Pharma KG”) a German corporation having a place of business at Birkendorfer Straße 65, 88397 Biberach an der Riss, Federal Republic of Germany (“BIP”), and amends the Enbrel Supply Agreement effective as of November 5, 1998, by and among Immunex, Wyeth, and BIP, and as amended (the “Agreement”).

WHEREAS, Immunex, Wyeth and BIP have entered into a certain Agreement for BIP’s supply of Enbrel® (etanercept) to Immunex and Wyeth;

WHEREAS, the Parties originally intended to transfer the manufacturing process to a Second Generation Process, called the “T2 Process”;

WHEREAS, the Parties have agreed that an alternative Second Generation Process, herein referred to as “SFP”, shall be used instead of the T2 Process to manufacture Enbrel.

WHEREAS, pursuant to Section 23.9 of the Agreement, the Agreement may only be amended and supplemented by a written instrument signed by the Parties.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, each intending to be legally bound, hereby agree as follows:

1. Capitalized Terms. All initially capitalized terms used herein and not defined shall have the meanings set forth in the Agreement as amended.

2. Amended Definitions. Sections 1.55, 1.56 and 1.64 of the Agreement shall be amended and restated as follows:

1.55

“Second Generation Process” shall refer to the manufacturing process codenamed “SFP” (hereinafter the term SFP shall refer to the Second Generation Process) for using the Cell Line, including defined procedures, equipment and analytical methodologies for in-process control, release testing and Product characterization, that is used to produce the Second Generation Product. The process will be subject to (a) pre-FDA Product

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

Exhibit 10.63

approval changes and (b) post-FDA Product approval changes, in each case as may be agreed upon in writing from time to time by the Parties. BIP shall not unreasonably withhold its agreement to such changes after agreement of the Parties on the commercial impact of any such changes.

1.56	“Second Generation Product” shall mean Product manufactured using the Second Generation Process.

1.64	“Working Cell Bank” shall mean a vialed collection of serially subcultivated cells generated by Immunex and/or Wyeth that is derived from the Master Cell Bank. The Working Cell bank is used to establish seed cultures of the Cell Line to initiate the Process.

3. New Definitions. Section 1.66 of the Agreement shall be amended to add the following new definitions:

Section
“Baseline Accepted Unused Capacity”	5.10(a)(4)(i)
“Baseline Production Assumptions”	5.3(c)(1)
“Commercial Bulk Drug Substance”	5.3(c)(1)(C)
“Initial Price Adjustment”	5.3(c)(1)(A)
“Multiple Product Complexity Premium”	5.3(c)(3)
“Original Biberach Facility”	5.10(a)(4)(i)
“Scope of Work”	3.5(b)(1)
“Statement of Cost”	3.5(b)(1)
“Subsequent Price Adjustments”	5.3(c)(2)
“Transition Year”	5.3(c)(3)(A)(iv)
“Working Cell Bank Safety Stock”	12.1(a)

4. Implementation of Second Generation Process. Section 3.5(b) of the Agreement shall be amended and restated as follows:

3.5	Relocation of Manufacturing and Conversion to Second Generation Process.

(b)	Conversion to Second Generation Process.

(1)	At the request of Immunex and Wyeth, BIP shall undertake to convert from manufacturing the Product using the First Generation Process to using the Second Generation Process in accordance with manufacturing procedures and protocols set forth in Amendment No. 6, Exhibit A (the “Scope of Work” or “SOW”). The costs to be paid by Immunex and Wyeth for such conversion are set forth in Amendment No. 6, Exhibit A, Appendix II (the “Statement of Costs”).

Exhibit 10.63

5. Control of Master Cell Bank and Working Cell Bank. Section 12.1 of the Agreement shall be amended and restated as follows:

12.1	Control of Master Cell Bank and Working Cell Bank. Immunex and Wyeth shall retain control of all Master Cell Bank(s). [*]

(a)	Supply of the Working Cell Bank and Certificates of Analysis. [*].

(b)	Working Cell Bank. [*].

(c)	Other information relating to the Working Cell Bank. [*].

(d)	BIP Biosafety Concerns. [*].

(e)	Immunex’s and Wyeth’s Representations and Warranties. [*].

6. Pricing of Second Generation Product. Sections 5.3(c) and 5.3(d) of the Agreement shall be amended and restated as follows:

5.3	Adjustment of Bulk Drug Substance Pricing Based on Product Assumptions.

(c)	Second Generation Product. Pricing of Second Generation Product Bulk

Drug Substance shall be calculated as set forth below.

(1)	Initial Price Adjustment. [*].

(d)	First Generation Product. [*].

7. Accepted Unused Capacity. The following Section 5.10(a)(4)(i) shall be added to the Agreement:

5.10(a)(4)

(i)	After the Second Generation Process has been implemented at the Original Biberach Facility, Buyer shall have the ability to designate, at its sole discretion, that the Baseline Accepted Unused Capacity shall be manufactured following either the First Generation Process or the Second Generation Process.

8. Effect of Amendment 6 on Agreement. Except as otherwise set forth in this Amendment No. 6, all other terms and provisions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment No.6, the terms and conditions of this Amendment No. 6 shall control.

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

Exhibit 10.63

9. Counterparts. This Amendment No. 6 may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument.

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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

Exhibit 10.63

IN WITNESS WHEREOF, the Parties have, by their duly authorized persons, executed this Amendment No. 6 as of the Amendment No. 6 Effective Date.

Boehringer Ingelheim Pharma GmbH & Co. KG

By: /s/ Uwe Buecheler

Name: Uwe Buecheler

Title: SVP Biopharmaceuticals

Date: Dec. 14, 2007

Immunex Corporation

By: /s/ Madhavan Balachandran

Name: Madhavan Balachandran

Title: SVP Manufacturing

Date: Dec. 6, 2007

Wyeth, acting through its Wyeth

Pharmaceuticals division

By: /s/ Robert J. Smith

Name: Robert J. Smith

Title: Senior Vice President

Date: Nov. 27, 2007

EXHIBIT A

SCOPE OF WORK

[*]

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.